UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 28, 2005

                        RETURN ON INVESTMENT CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                    033-36198                22-3038309
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)             File Number)           Identification No.)

                       1825 Barrett Lakes Blvd., Suite 260
                             Kennesaw, Georgia 30144
                              (Address of Principal
                               Executive Offices)


                                 (770) 517-4750
              (Registrant's telephone number, including area code)

                                      None
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

      On February 28, 2005 Return On Investment Corporation (the "Company") completed the sale of substantially all of the assets of GO Software, Inc. ("GO"), the Company's wholly-owned subsidiary, to VeriFone, Inc. ("VeriFone"). The sale of GO's assets was pursuant to an Asset Purchase Agreement, dated as of December 6, 2004, (the "Asset Purchase Agreement") by and among the Company, GO and VeriFone. Under the terms of the Asset Purchase Agreement, VeriFone paid GO $13 million in cash at closing, and VeriFone will pay GO up to an additional $2 million depending upon future events. Of this $2 million contingent payment, up to $500,000 will be paid to certain of GO's employees if earned.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

      As a result of the sale of GO's assets described in 2.01 above, a total of $896,000 became due under two promissory notes which were issued in connection with the Company's acquisition of SpecSource.com, Inc. ("SpecSource") in October 2003. One of the promissory notes in the aggregate principal amount of $533,000 was issued to SpecSource, and Arol Wolford, the Company's President and Chief Executive Officer, owns 67.6% of the common stock of SpecSource. The other promissory note in the aggregate principal amount of $360,000 was issued to a former employee. Neither note provided for the payment of interest. Both notes provided that they would become due and payable upon the disposition of all or substantially all of the Company's assets, and as a result of the sale of GO's assets, the notes became due and payable. The Company will pay the amounts due under these promissory notes on or about March 15, 2005.

Item 8.01 Other Events.

      On February 25, 2005, the Company's stockholders approved changing the Company's name to Tectonic Network, Inc., and the Company plans to change its name on or about March 22, 2005.

                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              RETURN ON INVESTMENT CORPORATION



Date: March 3, 2005           By: /s/ Arol R. Wolford
                                  ----------------------------------
                                      Arol R. Wolford
                                      President and Chief Executive Officer